UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

THERALINK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15000 W. 6th Ave., #400

Golden, CO 80401

(Address of principal executive offices)

(888) 585-4923

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement Offering

On November 29, 2022, Theralink Technologies, Inc. (the “Company”) consummated the initial closing (the “Initial Closing”) of a private placement offering (the “Offering”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of November 29, 2022 (the “Purchase Agreement”), by and among the Company, certain accredited investors (the “Purchasers”) and Cavalry Fund I Management LLC, a Delaware limited liability company, in its capacity as collateral agent (the “Collateral Agent”). At the Initial Closing, the Company sold the Purchasers (i) 10% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) in an aggregate principal amount of $3,355,000 and (ii) warrants (the “Warrants” and together with the Debentures, the “Underlying Securities”) to purchase up to 958,571,426 shares of common stock of the Company (the “Common Stock”), subject to adjustments provided by the Warrants, which represents 100% warrant coverage. The Company received a total of $3,050,000 in gross proceeds at the Initial Offering, taking into account the 10% original issue discount, before deducting offering expenses and commissions.

The Company may hold one or more subsequent closings at any time prior to December 31, 2022, unless otherwise extended, to sell additional Underlying Securities in an aggregate principal amount up to $6,600,000, which may be adjusted upward to mean an aggregate principal amount of $8,000,000 upon written consent of the Company and the Placement Agent (as defined below).

The Purchase Agreement contains customary representations, warranties, and covenants of the Company, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company without the prior written consent of the Debenture holders, to incur additional indebtedness, and repay outstanding indebtedness, create or permit liens on assets, redeem its Common Stock, settle outstanding litigation, or enter into transactions with affiliates.

In connection with the Initial Closing, the Company and Joseph Gunnar & Co. LLC, a U.S. registered broker-dealer (“Gunnar”), entered into a placement agency agreement (the “Placement Agency Agreement” ), pursuant to which Gunnar agreed to act as the placement agent for the Offering (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Company agreed to (i) pay Gunnar a cash placement fee of 10% of the gross cash proceeds raised in the Offering, and (ii) issue to Gunnar warrants (the “PA Warrants”) on the terms identical to the Warrants sold in the Offering in an amount equal to 10% of the Underlying Securities sold to investors.

As a result of the foregoing, the Company paid Gunnar an aggregate commission of $305,000 in connection with the Initial Closing. The Company also paid $50,000 in fees to Gunnar’s legal counsel and paid Gunnar a financial advisory fee of $50,000.

Each investor in any subsequent closing will be required to represent that, at the time of the applicable closing, it is an accredited investor as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) and that there was no general solicitation or advertising in connection with the Offering.

Debentures

The Debentures mature on November 29, 2023, subject to a three-month extension at the sole discretion of the Company. The Debentures bear interest at 10% per annum payable upon conversion or maturity. The Debentures are convertible into shares of Common Stock at any time after the maturity date and prior to Mandatory Conversion (as defined below) at the conversion price equal to the lesser of: (i) $0.003 per share and (ii) 70% of the average of the VWAP (as defined in the Debentures) (or 50% of the average of such VWAP if an event of default has occurred and has not been cured) of the Common Stock during the ten Trading Day (as defined in the Debentures) period immediately prior to the applicable conversion date. The Debentures are subject to mandatory conversion (“Mandatory Conversion”) in the event the Company closes a registered public offering of its Common Stock and receives gross proceeds of not less than $5,000,000, with such offering resulting in the listing for trading of the Common Stock on a national exchange (“Qualified Offering”). The conversion price per share of Common Stock in the case of a Mandatory Conversion shall be the lesser of (i) $0.003 per share and (ii) 70% of the offering price per share in the Qualified Offering (the “Qualified Offering Price”). Alternatively, upon a Mandatory Conversion, the holders of the Debentures may elect to exchange their Debentures for newly issued convertible preferred securities at a price per share equal to the Qualified Offering Price or the five-day VWAP of the Common Stock prior to the date that is 181 days after the closing of the Qualified Offering.

Notwithstanding the preceding, holders of Debentures shall have the right to require satisfaction of up to 40% of all amounts outstanding under the Debentures, in cash, at the time of a Qualified Financing. The Debentures also contain certain price protection provisions providing for adjustment of the number of shares of Common Stock issuable upon conversion of the Debentures in case of certain future dilutive events or stock-splits and dividends.

Warrants

The Warrants are exercisable for five years and six months from the earlier of the maturity date of the Debentures and the closing of the Qualified Financing, at an exercise price equal to (i) in the event that a Qualified Offering is consummated prior to the exercise of the Warrant, the price per share at which the Qualified Offering is made (“Qualified Offering Price”), or (ii) in the event that no Qualified Offering has been consummated, the lower of: (A) $0.003 per share and (B) an amount equal to 70% of the average of the VWAP (or 50% of the average of the VWAP if an event of default has occurred and has not been cured) for the Common Stock over the ten Trading Days preceding the date of the delivery of the applicable exercise notice. If there is no effective registration statement covering the resale of the shares underlying the Warrants within 180 days following the closing of the Qualified Offering: (i) exercise may be via cashless exercise, and (ii) 5% additional Warrants will be issued by the Company to the holders for any portion of each month without such effective registration statement.

The Warrants contain certain price protection provisions providing for adjustment of the amount of securities issuable upon exercise of the Warrants in case of certain future dilutive events or stock-splits and dividends.

Security Agreement and Exchanges

The Company’s obligations under the Purchase Agreement, the Debentures and the Exchanged Debentures (defined below) are secured by a first priority lien on all of the assets of the Company pursuant to that certain Security Agreement, dated November 29, 2022 (the “Security Agreement”) by and among the Company, the Purchasers and the Collateral Agent. Additionally, in connection with the Offering, holders of certain existing convertible notes and shares of convertible preferred stock of the Company (the “Existing Securities”) agreed pursuant to an agreement with the Company to convert the Existing Securities into an aggregate of approximately $13.6 million of debentures (“Exchanged Debentures”) and warrants (representing 100% coverage of their original investment amount). Such Exchanged Debentures have the same terms as the Debentures described above, except that the holders are only entitled to repayment in cash of up to 10% of their outstanding amounts upon a Qualified Financing. To incentivize the existing noteholders and holders of convertible preferred stock to convert their Existing Securities, the Company increased the principal amount of such Existing Securities by 15%.

The foregoing description of the terms of the Debentures, the Warrants, the Exchanged Debentures, the Placement Agency Agreement, the Purchase Agreement, the Security Agreement, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Engagement Letter, the form of Debenture, the form of Warrant, the form of Purchase Agreement, the form of Security Agreement, and the form of Exchanged Debenture, which are included as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The Offering

Neither the Debentures, Exchanged Debentures, the Warrants, the PA Warrants, nor equity securities issuable upon conversion of the Debentures or Exchanged Debentures or exercise of the Warrants or the PA Warrants, if any, have been registered for sale under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Debentures, Exchanged Debentures, the Warrants, the PA Warrants was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the Debentures, Exchanged Debentures, the Warrants, the PA Warrants, and equity securities resulting from their conversion or exercise, if any, contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On November 29, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description
4.1	Form of 10% Original Issue Discount Senior Secured Convertible Debentures*
4.2	Form of Common Stock Purchase Warrant*
4.3	Form of 10% Original Issue Discount Senior Secured Convertible Debentures (Exchanged Debentures)*
10.1	Placement Agency Agreement by and between the Company and Joseph Gunnar & Co.
10.2	Form of Securities Purchase Agreement*
10.3	Form of Security Agreement*
99.1	Press Release dated November 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERALINK TECHNOLOGIES, INC.

	By:	/s/ Thomas Chilcott
	Name:	Thomas Chilcott
	Title:	Chief Financial Officer

Date: December 1, 2022